UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30 2019

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B
Oceanside, California 92056
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer's telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2020, Therapeutic Solutions International, Inc.’s (the “Company”) wholly owned subsidiary Sandbox Dental Labs, Inc., formally changed its name to Campbell Neurosciences, Inc. Subsequently, a number of unanimous written consents and recorded board minutes followed the name change to restructure Campbell Neurosciences, Inc., and are included here in exhibit 10.1 to 10.6. Following the restructuring of Campbell Neurosciences, Inc., the Company entered into a purchase agreement and nine exclusive patent license agreements included here in exhibit 10.7 to 10.16 with Campbell Neurosciences, Inc.

Item 8.01 Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the change of name and restructure is incorporated herein by reference including reference to exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(10.1)	Unanimous written consent of the Board of Directors of Sandbox Dental Labs, Inc.
(10.2)	Unanimous written consent of the Board of Directors of Therapeutic Solutions International, Inc.
(10.3)	Unanimous written consent of the Board of Directors of Sandbox Dental Labs, Inc.
(10.4)	Unanimous written consent of the Board of Directors of Campbell Neurosciences, Inc.
(10.5)	Minutes of the Board of Directors of Campbell Neurosciences, Inc.
(10.6)	Minutes of the Board of Directors of Campbell Neurosciences, Inc.
(10.7)	Purchase Agreement between TSOI and CNSI
(10.8)	Exclusive Patent License Agreement between TSOI and CNSI 17-030416
(10.9)	Exclusive Patent License Agreement between TSOI and CNSI 63-057315
(10.10)	Exclusive Patent License Agreement between TSOI and CNSI 63-061202
(10.11)	Exclusive Patent License Agreement between TSOI and CNSI 63-068388
(10.12)	Exclusive Patent License Agreement between TSOI and CNSI 63-071381
(10.13)	Exclusive Patent License Agreement between TSOI and CNSI 63-077723
(10.14)	Exclusive Patent License Agreement between TSOI and CNSI 63-105964
(10.15)	Exclusive Patent License Agreement between TSOI and CNSI 63-122862
(10.16)	Exclusive Patent License Agreement between TSOI and CNSI 63-128759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2019

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Timothy Dixon

Timothy Dixon

Chief Executive Officer